Exhibit 10.7(C)

MIRNA THERAPEUTICS, INC.
2008 LONG TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Option (“Notice of Grant”) by and between Mirna therapeutics, Inc., a Delaware corporation (the “Company”), and you:

WHEREAS, the Company, in order to induce you to enter into and continue in dedicated service to the Company and to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of stock of the Company;

WHEREAS, the Company adopted the Mirna therapeutics, Inc. 2008 Long Term Incentive Plan as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant stock options to certain employees and service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this stock option agreement (the “Agreement”) as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and

WHEREAS, you desire to accept the option created pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.                                      The Grant.  Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant.

2.                                      Exercise.

(a)                                 Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.”  The Option shall in all events terminate at the close of business on the tenth (10) anniversary of the date of this Agreement (the “Expiration Date”).  Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments in accordance with the vesting schedule set forth in the Notice of Grant, provided, that you remain in the employ of or a service provider to the Company or its Subsidiaries until the applicable dates set forth therein.

(b)                                 Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of

Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement.  No less than 100 Vested Shares may be purchased at any one time unless the number purchased is the total number of Vested Shares at that time purchasable under the Option.  In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c)                                  Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business.  Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Stock Option Exercise,” and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.

(d)                                 Payment of the Exercise Price may be made, at your election, with the approval of the Company, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, (iii) by the delivery of a note, or (iv) by net issue exercise, pursuant to which the Company will issue to you a number of shares of Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price.

(e)                                  If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided, that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave or absence began.

(f)                                   The terms and provisions of the employment agreement or consulting agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference.  Notwithstanding the foregoing provisions of this Section 2 or Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 or Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3.                                      Effect of Termination of Service on Exercisability.  Except as provided in Sections 6 and 7 or an Employment Agreement, this Option may be exercised only while you continue to perform services for the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your service, except as follows:

(a)                                 Termination on Account of Disability.  If your service with the Company or any Subsidiary terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is one year following such termination, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date your service so terminates.

(b)                                 Termination on Account of Death.  If you cease to perform services for the Company or any Subsidiary due to your death, your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is one year following your death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your death.

(c)                                  Termination not for Cause.  If your service with the Company or any Subsidiary terminates for any reason other than as described in Sections 3(a) or (b), unless such service is terminated for Cause (as defined below), this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of one year following your death if you die during such three-month period, but in each such case only to the extent this Option was exercisable for Vested Shares as of the date of your termination.  “Cause” means “cause” as defined in your Employment Agreement, or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that you (A) have engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (B) have failed to satisfactorily perform your duties and responsibilities for the Company or any Affiliate, (C) have been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (D) have engaged in negligence or willful misconduct in the performance of your duties, including, but not limited to, willfully refusing without proper legal reason to perform your duties and responsibilities, (E) have materially breached any corporate policy or code of conduct established by the Company or any Subsidiary as such policies or codes may be adopted from time to time, (F) have violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information or inventions agreement, or any other agreement between you and the Company or any Subsidiary related to your service with the Company or any Subsidiary, or (G) have engaged in conduct that is likely to have a deleterious affect on the Company or any Subsidiary or their legitimate business interests, including, but not limited to, their goodwill and public image.

4.                                      Transferability.  The Option, and any rights or interests therein will be transferable by you only to the extent approved by the Committee in conformance with Section 10(b) of the Plan.

5.                                      Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained.  As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.                                      Extension if Exercise Prevented by Law.  Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

7.                                      Extension if You are Subject to Section 16(b).  Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and any Subsidiary, or (c) the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

8.                                      Withholding Taxes.  The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option.  In connection with such an event requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations.  If you elect to use a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes.  The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market

Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

9.                                      Status of Stock.  With respect to the status of the Stock, at the time of execution of this Agreement you understand and agree to all of the following:

(a)                                 You understand that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Act or any state securities law and that the Company does not currently intend to effect any such registration.  In the event exemption from registration under the Act is available upon an exercise of this Option, you (or such other person permitted to exercise this Option if applicable), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.

(b)                                 You agree that the shares of Stock that you may acquire by exercising this Option will be acquired for investment without a view to distribution, within the meaning of the Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws.  You also agree that the shares of Stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

(c)                                  You agree that (i) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

10.                               Adjustments.  The terms of the Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a)                                 If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value as to which the outstanding Option remains exercisable or subject to restrictions.

(b)                                 If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately and (ii) the Exercise Price for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be increased proportionately, without changing the aggregate purchase price or value as to which the outstanding Option remains exercisable or subject to restrictions.

(c)                                  Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 10, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable by you pursuant to the exercise of the Option or subject to the Option after giving effect to the adjustments.  The Committee shall promptly give you such a notice.

(d)                                 Adjustments under this Section 10 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

11.                               Right of First Refusal.  This Option and any Stock that may be acquired pursuant hereto is subject to the provisions of Section 10(c) of the Plan.

12.                               Purchase Option.  This Option and any Stock that may be acquired pursuant hereto is subject to the provisions of Section 10(d) of the Plan.

13.                               Forfeiture for Detrimental Activity.  This Option and any Stock that may be acquired pursuant hereto is subject to the provisions of Section 7(e) of the Plan.

14.                               Lock-Up Period.  You hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, you will not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act.  Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

15.                               Stockholder Agreement.  The Committee may, in its sole discretion, condition the delivery of Stock pursuant to the exercise of this Option upon your entering into a stockholder agreement in such form as approved from time to time by the Board.

16.                               Legends.  The Company may at any time place legends, referencing any restrictions imposed on the shares pursuant to Sections 9, 11, 12, or 13 of this Agreement, and any applicable federal, state or foreign securities law restrictions, on all certificates representing shares of Stock subject to the provisions of this Agreement.

17.                               Notice of Sales Upon Disqualifying Disposition of ISO.  If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section.  You must promptly notify the Chief Financial Officer of the Company if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant.  Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant.  At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers.  Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

18.                               Right to Terminate Services.  Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

19.                               Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

20.                               Remedies.  The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

21.                               No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

22.                               Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

23.                               No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

24.                               Company Records.  Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

25.                               Notice.  All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date sent via certified mail.

26.                               Waiver of Notice.  Any person entitled to notice hereunder may, by written form, waive such notice.

27.                               Information Confidential.  As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

28.                               Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

29.                               Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

30.                               Company Action.  Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

31.                               Headings.  The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

32.                               Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

33.                               Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

34.                               No Assignment.  You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

35.                               Acknowledgements Regarding Section 409A and Section 422 of the Code.  You understand that if the purchase price of the Stock under this Option is less than the Fair Market Value of such Stock on the Date of Grant of this Option, then you may incur adverse tax consequences under section 409A and Section 422 of the Code.  You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Agreement and your receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted.  You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of this Agreement and your receipt, holding and exercise of this Option.

36.                               Miscellaneous.

(a)                                 This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b)                                 The Option may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent.

(c)                                  If this Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then in the event the Option Shares (and all other options designed pursuant to section 422 of the Code granted to you by the Company or any parent of the Company or Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

[Signature Page Follows]

Please indicate your acceptance of all the terms and conditions of the Award and the Plan by signing and returning a copy of this Agreement.

MIRNA THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

ACCEPTED:

Signature of Optionee

Name of Optionee (Please Print)

Date: